As filed with the Securities and Exchange Commission on March 25, 2025

Registration No. 333-285145

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUMBLE INC.
(Exact name of registrant as specified in its charter)

Delaware	85-1087461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr
Longboat Key, Florida 34228
(941) 210-0196
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Pavlovski
Chief Executive Officer and Chairman
Rumble Inc.
444 Gulf of Mexico Dr
Longboat Key, Florida 34228
(941) 210-0196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Russell L. Leaf Sean M. Ewen Julian D. Golay Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Brandon Alexandroff Rumble Inc. 444 Gulf of Mexico Dr Longboat Key, Florida 34228 (941) 210-0196

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the -Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Pre-Effective Amendment”) to the Registration Statement on Form S-3, File No. 333-285145, filed on February 21, 2025 (the “Registration Statement”) of Rumble Inc. is being filed in order to update certain sections in the Registration Statement, primarily to incorporate by reference the Company’s Annual Report on Form 10-K (including the Part III information included therein) filed with the Securities and Exchange Commission on March 25, 2025 (the “Form 10-K”) and to make certain other related updates. Accordingly, this Pre-Effective Amendment amends the Registration Statement to update the facing page, include this Explanatory Note, update the last reported sale price of Rumble Inc.’s common stock on the Nasdaq Global Market, update the table of contents of the prospectus, update the sections of the prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Summary,” add an additional document (the Form 10-K) incorporated by reference in the prospectus and update Item 16. Exhibits. The remainder of the Registration Statement is unchanged.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2025

PROSPECTUS

Rumble Inc.
103,333,333 Shares of Common Stock

This Prospectus may be used from time to time by the selling shareholder named in this prospectus to sell up to 103,333,333 shares of our Class A common stock, par value $0.0001 per share (“Common Stock”), which were issued pursuant to the terms of a Transaction Agreement (the “Transaction Agreement”), by and between Rumble Inc. (the “Company,” “Rumble,” “we,” “our” or “us”) and Tether Investments S.A. de C.V. (as successor in interest to Tether Investments Limited) (“Tether” or the “selling shareholder”). We are registering the offer and sale of the Common Stock to satisfy our obligations pursuant to a registration rights agreement (the “Registration Rights Agreement”) to provide Tether with customary registration rights, including the obligation for the Company to file a registration statement on Form S-3 to register the resale of Tether’s shares of Common Stock and to provide Tether with certain customary demand and piggyback registration rights.

The Common Stock may be offered from time to time by the selling shareholder named in this prospectus in any manner described under the section entitled “Plan of Distribution” beginning on page 4 of this prospectus. The selling shareholder may sell the shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our Common Stock by the selling shareholder, but we will incur expenses in connection with the offering.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RUM.” The last reported sale price of our Common Stock on March 24, 2025 was $8.01 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2025

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. By using this shelf registration statement, the selling shareholder may, from time to time, sell the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the later-dated document modifies or supersedes the earlier statement.

Neither we, nor the selling shareholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

- ii -

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they discuss future expectations, contain projects of future results of operations or financial condition; or state other “forward-looking” information. Forward-looking statements are based on information available as of the date of this prospectus and may involve significant judgments and assumptions, known and unknown risks and uncertainties and other factors, many of which are outside our control. There may be events in the future that management is not able to predict accurately or over which we have no control. We do not undertake any obligation to update to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable laws. The risk factors and cautionary language contained in this prospectus provide examples of risks, uncertainties, and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

●	our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees;

●	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;

●	our limited operating history makes it difficult to evaluate our business and prospects;

●	our recent and rapid growth may not be indicative of future performance;

●	we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability;

●	risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets;

●	our cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected;

●	negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers;

●	spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators;

●	we collect, store, and process large amounts of user video content and personal information of our users and subscribers. If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers;

●	our recently implemented Bitcoin treasury strategy exposes us to various risks associated with holding Bitcoin;

●	we may fail to comply with applicable privacy laws, subjecting us to liability and damages;

●	our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, and cross-border data transfers;

●	we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

●	we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations;

●	we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996;

- iii -

●	we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law;

●	paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations;

●	our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control

●	our business depends on continued and unimpeded access to our content and services on the internet. If we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers;

●	we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed;

●	we rely on data from third parties to calculate certain of our performance metrics. Real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business;

●	changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

●	we derive the majority of our revenue from advertising. The failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business;

●	we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services;

●	hosting and delivery costs may increase unexpectedly;

●	we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity;

●	we may be unable to develop or maintain effective internal controls;

●	we have identified material weaknesses in our internal control over financial reporting as of December 31, 2024. If we are unable to remediate these material weaknesses, we may not be able to accurately or timely report our financial condition or results of operations;

●	potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;

●	we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results;

●	compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and

●	other risks and uncertainties indicated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025, including those under “Item 1A. Risk Factors” therein, and in other filings that we have made or will make with the SEC.

- iv -

The foregoing list of risks is not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

- v -

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that is important to you. Before making your investment decision with respect to the securities offered pursuant to this prospectus, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”

Our Story

Rumble was founded in 2013, when the concept of ‘preferencing’ on the internet was simple – it was big vs. small. At that time, it was clear that the incumbent social video platforms were beginning to preference large creators, influencers, and brands, while leaving the small creator behind and thus, creating a market opportunity. At that time, Rumble was founded based on the premise of providing small creators with the tools and distribution that they needed to succeed.

Fast forward to 2020, when a new, and much more nuanced world of ‘preferencing’ was evolving online, which included sophisticated algorithms used by the incumbents for amplification and censorship. In contrast, Rumble never moved the goal posts on its content policies. This consistency and transparency, along with tailwinds from the 2020 U.S. election season, led to dramatic growth in Rumble’s user base from 1.2 million monthly active users (“MAUs”) in Q2 2020 to 21 million MAUs in Q4 2020.

Soon after, the preferencing and censorship enforced by the incumbent platforms continued to expand into many other content areas, including the crypto-finance community and pop culture. As a result, more creators and their audiences found a new home on Rumble. These have included top creators, such as Dan Bongino, Russell Brand, Kim Iversen, Dave Rubin, Kimberly Guilfoyle, Glenn Greenwald, Matt Kohrs, and Dana White, just to name a few. As a result, our user base has more than tripled in four years, growing from 21 million MAUs (UA) in Q4 2020 to 68 million MAUs (GA4) in Q4 2024. We have also started to focus on monetizing our user base, with our Average Revenue Per User (“ARPU”) increasing from $0.28 in Q4 2023 to $0.39 in Q4 2024.

During this period of accelerated growth, Rumble announced a business combination with CF VI, a special purpose acquisition company, on December 1, 2021. The Business Combination was successfully completed on September 16, 2022, and our Common Stock began trading on Nasdaq under the symbol RUM. The Business Combination and related PIPE investment provided Rumble with gross proceeds of approximately $400 million, before transaction expenses. This capital infusion has helped Rumble compete with its big tech and other incumbent competitors. Ultimately, 99.9% of CF VI shareholders elected not to redeem their shares, which we believe was a strong expression of support for Rumble’s mission, its growth story and its future potential.

With this capital in place, Rumble set out to execute on a growth strategy with the following four key tenets: 1) invest in content to grow and diversify the content library and user base; 2) build Rumble Advertising Center, an in-house advertising marketplace and network; 3) create the infrastructure to support the Rumble video platform and future Rumble Cloud go-to-market needs; and 4) hire across the organization to support domestic and future international growth.

In furtherance of our strategy, we recently closed a strategic investment from Tether, the largest company in the digital assets industry and the most widely used dollar stablecoin across the world with more than 400 million users. Pursuant to the transaction, which closed on February 7, 2025, Tether purchased 103,333,333 shares of Common Stock at a price per share of $7.50, totaling $775 million in gross proceeds to us. We will use $250 million of the proceeds, after transaction expenses, to support growth initiatives. As part of the closing of the transaction, we also completed our previously announced tender offer, pursuant to which we purchased 70,000,000 shares of Common Stock for $525 million, excluding fees and expenses related to the tender offer. Our existing Board of Directors (“Board”) and governance structure, including Chris Pavlovski’s super-majority voting control, remains unchanged following the transaction.

Corporate Information

Our principal executive offices are located at 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, and our telephone number is (941) 210-0196. Our corporate website address is corp.rumble.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Rumble” and our other registered and common law trade names, trademarks and service marks are property of Rumble Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The Securities That May Be Offered

The selling shareholder may offer shares of our Common Stock. For a description of the rights of our Common Stock, please see the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-40079), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 17, 2021, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, political, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 24, 2025, February 4, 2025, February 7, 2025 and March 25, 2025 (but only Item 5.02 thereof);

●	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-40079), filed with the SEC under Section 12(b) of the Exchange Act on February 17, 2021, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, telephone (941) 210-0196. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the selling shareholder named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the Common Stock by the selling shareholder.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder named in the table below (the “selling shareholder”) of Common Stock that was issued pursuant to the terms of the Transaction Agreement. On December 20, 2024, the Company entered into the Transaction Agreement with Tether, pursuant to which, subject to the terms and conditions of the Transaction Agreement, Tether agreed to make a strategic investment in the Company of $775 million, consisting of 103,333,333 newly issued shares of the Company’s Common Stock at a price of $7.50 per share (the “Investment”). On February 7, 2025, the Company and Tether closed the Investment (the “Closing”), and the Company issued and sold 103,333,333 shares of Common Stock to Tether for the purchase price described above.

We are registering the offer and sale of the Common Stock to satisfy our obligations pursuant to the Registration Rights Agreement. Descriptions of the Transaction Agreement and Registration Rights Agreement are contained in the Company's Current Reports on Form 8-K filed with the SEC on December 23, 2024 and on February 7, 2025 and incorporated by reference into this prospectus.

We are registering all of the shares of Common Stock the selling shareholder received from us under the Transaction Agreement in order to permit the selling shareholder to offer the Common Stock for resale from time to time.

The following table sets forth the name of the selling shareholder, the number of shares of Common Stock owned by or attributable to the selling shareholder immediately prior to this registration, the number of shares of Common Stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of Common Stock to be owned by the selling shareholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of Common Stock covered by this prospectus will be sold by the selling shareholder and that no additional shares of Common Stock of the Company are subsequently bought or sold by the selling shareholder. However, because the selling shareholder may offer from time to time all, some or none of its shares of Common Stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of Common Stock that will be sold by the selling shareholder or that will be held by the selling shareholder after completion of the sales.

In the table below, the percentage of shares of Common Stock beneficially owned is based on 338,219,266 shares of Class A Common Stock issued and outstanding (inclusive of all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares and which also includes shares of Class A Common Stock and ExchangeCo Shares held in escrow pursuant to the terms of that certain business combination agreement, dated December 1, 2021, as amended, by and between CF Acquisition Corp. VI, a Delaware corporation (“CF VI”), and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Legacy Rumble”)) as of February 21, 2025. References to “ExchangeCo” are to 1000045728 Ontario Inc., a corporation formed under the laws of the Province of Ontario, Canada, and an indirect, wholly owned subsidiary of the Company, and references to “ExchangeCo Shares” are to the exchangeable shares of ExchangeCo.

	Ownership Prior to the Registration		Shares of Common Stock Covered by this	Ownership After the Covered Shares are Sold
Name	Number of Shares	Percent	Registration Statement	Number of Shares	Percent
Tether Investments S.A. de C.V. (1)	103,333,333	30.6	103,333,333	0	0

(1)	The address for Tether Investments S.A. de C.V. is Final Av. La Revolucion, Col. San Benito Edif. Centro Corporativo Presidente Plaza Nivel 12, Distrito de San Salvador, Municipio de San Salvador Centro.

PLAN OF DISTRIBUTION

We are registering the Common Stock on behalf of the selling shareholder pursuant to the terms of the Registration Rights Agreement.

The selling shareholder, including its permitted transferees or other successors-in-interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling shareholder may offer the Common Stock from time to time, either in increments or in a single transaction. The selling shareholder may also decide not to sell all the shares it is allowed to sell under this prospectus. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholder and any of its permitted transferees and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares of Common Stock:

●	underwritten public offerings (whether on a firm commitment, "best efforts," or other basis);

●	purchases by dealers and agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the shares of Common Stock for whom they may act as agent;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	non-marketed block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions; or

●	a combination of any such methods of sale.

The selling shareholder may enter into transactions from time to time in which the selling shareholder may enter into option or other types of transactions that require the selling shareholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus.

The selling shareholder may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

The selling shareholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of Common Stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling shareholder or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Resales by the selling shareholder may be made directly to investors or through securities firms acting as brokers or dealers. Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder’s agent in the resale of Common Stock by the selling shareholder, or the securities firm may purchase Common Stock from the selling shareholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling shareholder or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

To the extent necessary, the specific terms of the offering of the shares of Common Stock, including the specific shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholder may, or may authorize dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from the selling shareholder. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of Common Stock sold hereunder will be paid by the selling shareholder and/or the purchasers.

If the selling shareholder uses this prospectus for any sale of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholder will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling shareholder in connection with resales of its respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus.

LEGAL MATTERS

Willkie Farr & Gallagher LLP will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

Our consolidated financial statements as of December 31, 2024, and December 31, 2023, and for the years then ended, incorporated in this prospectus by reference and included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

On August 10, 2023, the Audit Committee replaced MNP LLP (“MNP”) with Moss Adams LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2023. MNP had served as the Company’s auditor since 2019.

MNP’s reports on our consolidated financial statements issued during each of the two years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through August 10, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions thereto) between the Company and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MNP’s satisfaction, would have caused MNP to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided MNP with a copy of the foregoing disclosures and received a letter from MNP addressed to the SEC stating that it agreed with the statements made by us set forth above.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.

Information about us is also available on our corporate website at corp.rumble.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes (which would be borne by the selling shareholder). Other than the SEC registration fee, all of the amounts listed are estimates.

SEC registration fee	$172,759	(1)
Legal fees and expenses	30,000
Accounting fees and expenses	30,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous expenses	10,000
Total	252,759

(1)	Previously paid.

Item 15.

Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, as applicable, to the fullest extent permitted by law as the same exists or as may be amended.

As permitted by the DGCL, the Registrant’s Bylaws provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions,

●	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the Registrant may indemnify its other employees and agents, to the extent authorized from time to time by its board of directors and to the fullest extent of the provisions of Article V of the Bylaws with respect to the indemnification and advancement of expenses of directors and officers; and

●	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors to provide these directors additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

The Bylaws allow the Registrant to purchase and maintain insurance (or be named on the insurance policy of any affiliate), at its expense, to protect the Registrant and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise, as the board of directors of the Registrant shall determine in its sole discretion, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant currently carries liability insurance for its directors and officers.

Item 16.

Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Description
10.1	Transaction Agreement, dated December 20, 2024, by and between Rumble Inc. and Tether Investments Limited (n/k/a Tether Investments S.A. de C.V.) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2024).
10.2	Registration Rights Agreement, dated February 7, 2025, by and between Rumble Inc. and Tether Investments S.A. de C.V. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2025).
5.1*	Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
107.1*	Filing Fee Table.

*	Previously filed.

Item 17.

Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[Reserved.]

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	That, the undersigned Registrant hereby further undertakes that,, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Longboat Key, State of Florida, on the 25th day of March, 2025.

RUMBLE INC.

By:	/s/ Chris Pavlovski
	Name:	Chris Pavlovski
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Pavlovski	Chief Executive Officer and Chairman, Director
Chris Pavlovski	(Principal Executive Officer)	March 25, 2025

/s/ Brandon Alexandroff	Chief Financial Officer
Brandon Alexandroff	(Principal Financial and Accounting Officer)	March 25, 2025

Nancy Armstrong	Director	March 25, 2025

*
Robert Arsov	Director	March 25, 2025

*
Katie Biber	Director	March 25, 2025

*
Paul Cappuccio	Director	March 25, 2025

*
Ryan Milnes	Director	March 25, 2025

*
Jerry Naumoff	Director	March 25, 2025

*By:	/s/ Sergey Milyukov
Sergey Milyukov Attorney-in-Fact